Exhibit 99.2 Q4 and FY2019 Earnings Presentation March 6, 20201

Q4 and FY2019 Earnings Call Agenda I. Introduction Crystal Gordon, SVP, General Counsel and CAO II. Operational Highlights Chris Bradshaw, President and CEO III. Financial Review Jennifer Whalen, SVP and CFO IV. Concluding Remarks Chris Bradshaw, President and CEO V. Questions & Answers 2

Cautionary Statement Regarding Forward-Looking Statements This presentation contains “forward-looking statements.” Forward-looking statements give the Company’s current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “project,” or “continue,” or other similar words. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. The Company’s actual results may vary materially from those anticipated in forward-looking statements. The Company cautions investors not to place undue reliance on any forward-looking statements. Such risks, uncertainties and other important factors include, among others, risks related to the Company’s recently announced combination with Bristow Group Inc. (“Bristow”), including: the ability of Bristow and the Company to obtain necessary shareholder approvals, the ability to satisfy all necessary conditions on the anticipated closing timeline or at all, the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted relating to the Merger, conditions imposed in order to obtain required regulatory approvals for the Merger, the costs incurred to consummate the Merger, the possibility that the expected synergies from the Merger will not be realized, difficulties related to the integration of the two companies, disruption from the anticipated Merger making it more difficult to maintain relationships with customers, employees, regulators or suppliers, and the diversion of management time and attention to the anticipated combination; the Company’s dependence on, and the cyclical and volatile nature of, offshore oil and gas exploration, development and production activity, and the impact of general economic conditions and fluctuations in worldwide prices of and demand for oil and natural gas on such activity levels; the Company’s reliance on a limited number of customers and the reduction of its customer base resulting from bankruptcies or consolidation; risks that the Company’s customers reduce or cancel contracted services or tender processes or obtain comparable services through other forms of transportation; dependence on United States (“U.S.”) government agency contracts that are subject to budget appropriations; cost savings initiatives implemented by the Company’s customers; risks inherent in operating helicopters; the Company’s ability to maintain an acceptable safety record and level of reliability; the impact of increased U.S. and foreign government regulation and legislation, including potential government implemented moratoriums on drilling activities; the impact of a grounding of all or a portion of the Company’s fleet for extended periods of time or indefinitely on the Company’s business, including its operations and ability to service customers, results of operations or financial condition and/or the market value of the affected helicopter(s); the Company’s ability to successfully expand into other geographic and aviation service markets; risks associated with political instability, governmental action, war, acts of terrorism, trade policies and changes in the economic condition in any foreign country where the Company does business, which may result in expropriation, nationalization, confiscation or deprivation of the Company’s assets or result in claims of a force majeure situation; the impact of declines in the global economy and financial markets; the impact of fluctuations in foreign currency exchange rates on the Company’s asset values and cost to purchase helicopters, spare parts and related services; risks related to investing in new lines of aviation service without realizing the expected benefits; risks of engaging in competitive processes or expending significant resources for strategic opportunities, with no guaranty of recoupment; the Company’s reliance on a small number of helicopter manufacturers and suppliers; the Company’s ongoing need to replace aging helicopters; the Company’s reliance on the secondary helicopter market to dispose of used helicopters and parts; the Company’s reliance on information technology and potential harm from cyber-security incidents; the impact of allocation of risk between the Company and its customers; the liability, legal fees and costs in connection with providing emergency response services; adverse weather conditions and seasonality; risks associated with the Company’s debt structure; the Company’s counterparty credit risk exposure; the impact of operational and financial difficulties of the Company’s joint ventures and partners and the risks associated with identifying and securing joint venture partners when needed; conflict with the other owners of the Company’s non-wholly owned subsidiaries and other equity investees; adverse results of legal proceedings; significant increases in fuel costs; the Company’s ability to obtain insurance coverage and the adequacy and availability of such coverage; the possibility of labor problems; the attraction and retention of qualified personnel; restrictions on the amount of foreign ownership of the Company’s common stock; and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute Era Group's cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. Era Group disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in Era Group's expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. This presentation includes an illustrative calculation of the Company’s Net Asset Value. The Company’s Net Asset Value is based upon the market value of the Company’s owned helicopters (as determined by third party appraisals) plus the book value of the Company’s other assets less the Company’s liabilities. For the purposes of this Net Asset Value calculation, the market value of the Company's helicopters is pulled directly from valuation specialists’ and third party analysts’ reports. When using third party reports, the market value is as of the date of such report and is not updated to reflect factors that may impact the valuation since the date of such report, including fluctuations in foreign currency exchange rates, oil and gas prices and the balance of supply and demand of helicopters. There is no assurance that market value of an asset represents the amount that the Company could obtain from an unaffiliated third party in an arm’s length sale of the asset, the fleet or the Company. 3

Disclosure Regarding the Merger Additional Information and Where to Find It In connection with the proposed transaction, Era intends to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include a joint proxy statement of Era and Bristow that also constitutes a prospectus of Era (the “Joint Proxy Statement/Prospectus”). Each of Era and Bristow will provide the Joint Proxy Statement/ Prospectus to their respective stockholders. Era and Bristow also plan to file other relevant documents with the SEC regarding the proposed transaction. This document is not a substitute for the Joint Proxy Statement/Prospectus or Registration Statement or any other document which Era or Bristow may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. You may obtain a copy of the Joint Proxy Statement/Prospectus (when it becomes available), the Registration Statement (when it becomes available) and other relevant documents filed by Era and Bristow without charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to (1) Era by mail at 945 Bunker Hill, Suite 650, Houston, Texas 77024, Attention: Investor Relations, by telephone at (713)-369-4700, or by going to the Investor page on Era’s corporate website at www.erahelicopters.com; or (2) Bristow by mail at 3151 Briarpark Drive, Suite 700, Houston, Texas, 77042, Attention: Investor Relations, by telephone at (713) 267-7600, or by going to the Investors page on Bristow’s corporate website at www.bristowgroup.com. Participants in Proxy Solicitation Era, Bristow and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Era and Bristow stockholders in respect of the proposed transaction under the rules of the SEC. You may obtain information regarding the names, affiliations and interests of Era’s directors and executive officers in Era’s Annual Report on Form 10-K for the year ended December 31, 2019, which will be filed with the SEC on March 6, 2020. Investors may obtain information regarding the names, affiliations and interests of Bristow’s directors and executive officers on Bristow’s website. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction if and when they become available. Investors should read The Joint Proxy Statement/Prospectus carefully and in its entirety when it becomes available before making any voting or investment decisions. No Offer or Solicitation This communication does not constitute an offer to buy or solicitation of an offer to sell any securities or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction. 4

Non-GAAP Financial Measures Reconciliation This presentation includes EBITDA and Adjusted EBITDA as supplemental measures of the Company’s operating performance. EBITDA is defined as Earnings before Interest (includes interest income and interest expense), Taxes, Depreciation and Amortization. Adjusted EBITDA is defined as EBITDA further adjusted for special items that occurred during the reporting period. Neither EBITDA nor Adjusted EBITDA is a recognized term under generally accepted accounting principles in the U.S. (“GAAP”). Accordingly, they should not be used as an indicator of, or an alternative to, net income as a measure of operating performance. In addition, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for discretionary use, as they do not take into account certain cash requirements, such as debt service requirements. EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, nor as a substitute for analysis of the Company’s results as reported under GAAP. Because the definitions of EBITDA and Adjusted EBITDA (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies. The Company also presents net debt, which is a non-GAAP measure, defined as total principal balance on borrowings less cash and cash equivalents, including escrow balances. Each of these non-GAAP measures has limitations and therefore should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted EBITDA further adjusted to exclude gains on asset dispositions, and net debt is included in this presentation. This presentation also includes the Company’s interest coverage ratio and senior secured leverage ratio.  The interest coverage ratio is the ratio for the most recently ended four consecutive fiscal quarters of EBITDA (as defined in the Company’s credit facility) less dividends and distributions and the amount of any cash proceeds received from the sale of assets included in EBITDA divided by interest expense.  The senior secured leverage ratio is calculated by dividing senior secured debt (as defined in the Company’s credit facility) by EBITDA.  Neither the interest coverage ratio nor the senior secured leverage ratio is a measure of operating performance or liquidity defined by GAAP and may not be comparable to similarly titled measures presented by other companies. EBITDA is calculated differently under the Company’s credit facility (as amended) than as presented elsewhere in this presentation. Free Cash Flow represents the Company’s net cash provided by operating activities plus proceeds from disposition of property and equipment, less expenditures related to purchases of property and equipment. Adjusted Free Cash Flow is Free Cash Flow adjusted to exclude professional services fees paid in respect of litigation settled in the third quarter of 2018 and the proceeds on settlement of that litigation, as well as non-routine professional services fees related to the expected merger with Bristow.  Management believes that the use of Adjusted Free Cash Flow is meaningful as it measures the Company’s ability to generate cash from its business after excluding cash payments for special items. Management uses this information as an analytical indicator to assess the Company’s liquidity and performance.  However, investors should note numerous methods may exist for calculating a company's free cash flow. As a result, the method used by management to calculate Adjusted Free Cash Flow may differ from the methods used by other companies to calculate their free cash flow. 5

Safety Update • Safety is Era's most important core value and highest operational priority • Era achieved its dual goals of ZERO air accidents and ZERO recordable workplace incidents in FY2019 and YTD 2020 – ZERO air accidents in trailing three year period – Over 890 consecutive days without a recordable workplace incident – 2019 winner of the NOIA Safety in Seas Culture of Safety award 6

Strong Balance Sheet and Financial Flexibility • Total available liquidity as of December 31, 2019 was approximately $242 million – $117 million in cash balances – $124 million of remaining availability under the Company’s credit facility • Net debt of $45 million as of December 31, 2019 • • Era generated $35 million of adjusted free cash flow in the year ended December 31, 2019 (a) – Continues track record of positive free cash flow since 2015 • All of the Company's unfunded capital commitments may be canceled without further liability other than forfeiture of previously paid deposits of $2 million Net Debt Balance by Quarter (b) $300 $272 83% reduction in net debt over 5-year period $200 $100 (US$ millions) $45 $0 12/31/14 12/31/15 12/31/16 12/31/17 12/31/18 12/31/19 (a) See page 19 of this presentation for reconciliation of adjusted free cash flow 7 (b) Net debt is calculated as total principal balance on borrowings less cash and cash equivalents (including escrow deposits)

Q4 2019 Highlights – Sequential Quarter Comparison • Revenues were $1.5 million higher than Q3 2019 – Primarily due to higher utilization of helicopters in U.S. Revenues ($000s) oil & gas operations and new emergency response services contracts – Partially offset by lower revenues from international oil $75,000 +2% & gas operations and lower dry-leasing revenues 58,909 60,377 • Operating expenses were consistent with Q3 2019 $50,000 • G&A expenses were $2.2 million higher primarily due to increased compensation and professional services costs $25,000 • Gains on asset dispositions of $3.1 million related to the sale of two medium helicopters • Adjusted EBITDA increased by $3.2 million $0 Q3 2019 Q4 2019 • Adjusted EBITDA excludes special items: – Non-cash impairment charge of $1.6 million in Q4 2019 related to the Company's last remaining H225 Adjusted EBITDA ($000s) helicopter – Non-cash impairment charge of $1.0 million in Q4 2019 due to the impairment of an intangible asset $15,000 +31% 13,662 related to the Company's subsidiary in Colombia – Non-routine professional services fees related to the 10,458 expected merger with Bristow of $1.0 million and $0.2 $10,000 million in Q4 and Q3 2019, respectively $5,000 • Net loss to Era Group of $0.7 million $0 Q3 2019 Q4 2019 8

Q4 2019 Highlights – Calendar Quarter Comparison • Revenues were $8.4 million higher than Q4 2018 – Primarily due to higher utilization of helicopters in oil and gas Revenues ($000s) operations and the commencement of new emergency response services and dry-leasing contracts $75,000 +16% 60,377 • Operating expenses were $2.5 million higher primarily due to 52,016 higher personnel and other operating expenses, partially offset by $50,000 lower repairs and maintenance costs • G&A expenses were $2.0 million higher primarily due to increased $25,000 compensation costs and professional services fees • Adjusted EBITDA increased by $8.7 million $0 Q4 2018 Q4 2019 • Adjusted EBITDA excludes special items: – Non-cash impairment charges of $1.6 million and $1.0 million in Q4 2019 and Q4 2018, respectively, related to the Adjusted EBITDA ($000s) Company's last remaining H225 helicopter – Non-cash impairment charge of $1.0 million in Q4 2019 due +173% to the impairment of an intangible asset related to the $15,000 13,662 Company's subsidiary in Colombia – Equity earnings of $0.6 million in Q4 2018 $10,000 – Non-routine professional services fees related to the expected merger with Bristow of $1.0 million in Q4 2019 5,002 $5,000 • Net loss to Era Group of $0.7 million $0 Q4 2018 Q4 2019 9

Fiscal Year 2019 Highlights • Revenues were $4.4 million higher than 2018 – Primarily due to the commencement of new emergency Revenues ($000s) response services and dry-leasing contracts – Partially offset by lower utilization in oil and gas operations $300,000 +2% • Operating expenses were $3.0 million higher primarily due to 226,059 higher repairs and maintenance and personnel costs 221,676 • G&A expenses were $6.8 million lower primarily due to non- $200,000 routine professional services fees in 2018 related to now settled litigation, partially offset by increased compensation costs $100,000 • Adjusted EBITDA increased by $1.0 million • Adjusted EBITDA excludes special items: $0 – Equity earnings, including a gain on the sale of the FY2018 FY2019 Company's Dart Holding Company Ltd. ("Dart") joint venture, of $9.9 million and $2.2 million in 2019 and 2018, respectively Adjusted EBITDA ($000s) – Non-cash impairment charges of $2.6 million and $1.0 million in 2019 and 2018, respectively – Non-routine professional services fees related to the $50,000 +3% expected merger with Bristow of $1.5 million in 2019 37,861 $40,000 36,820 – Loss on sale of corporate securities of $0.6 million in 2019 – Litigation settlement proceeds of $42.0 million and related $30,000 non-routine professional services fees of $11.2 million in 2018 $20,000 – Gain on the extinguishment of debt of $0.2 million in 2018 $10,000 • Net loss to Era Group of $3.6 million in FY 2019 $0 FY2018 FY2019 10

Appendix

Fleet Overview Average Helicopters Age Heavy: S92 4 3 H225 1 12 AW189 4 4 Total Heavy 9 Medium: AW139 36 10 S76 C+/C++ 5 13 B212 3 38 Total Medium 44 Light – twin engine: A109 7 14 EC135 10 10 BO-105 3 30 Total Light – twin engine 20 Light – single engine: A119 13 13 AS350 17 22 Total Light – single engine 30 Total Helicopters 103 14 Note: Fleet presented as of 12/31/2019. Era owns and controls all 103 of its helicopters 12

NAV per Share Calculation (in millions, except share data) 12/31/2019 + FMV of helicopters (3rd party appraisals) $ 580 + NBV of other PP&E 42 + Working capital 163 + Other net tangible assets 3 - Total debt (160) - Deferred taxes (104) Net asset value $ 524 Diluted share count 21.0 Current Price Current share price (03/05/2020) $ 9.80% (Disc) / Prem NAV per share $ 24.94 (60.7)% Net book value per share $ 21.74 (54.9)% Notes: 1. Helicopter fair market values based on annual desktop appraisals performed by Ascend Worldwide as of December 31, 2019 2. Reference additional information on the Company’s presentation of NAV on page 3 of this presentation 13

Healthy Leverage Metrics and Liquidity December 31, 2019 ($000s) Cash and cash equivalents $ 117,366 • As of December 31, 2019, Era had $117 million in cash balances and $124 million of remaining Credit facility $ — availability under its credit facility for total liquidity Promissory notes 18,317 of approximately $242 million Total secured debt 18,317 – No outstanding borrowings under the revolving credit facility 7.750% Senior Notes 144,088 Total debt $ 162,405 Net debt $ 45,039 Shareholders' equity $ 456,742 Total capitalization $ 619,147 Credit Metrics: (a) Senior Secured Debt / EBITDA 0.3x EBITDA / Interest Expense 3.2x Total Debt / Total Capitalization 26% Net Debt / Net Capitalization 9% Available under credit facility $ 124,282 (a) These are non-GAAP measures. The senior secured leverage and interest coverage ratios are calculated as per the Company’s credit facility. Net Debt / Net Capitalization is calculated as total principal balance on borrowings less cash and cash equivalents / total capitalization less cash and cash equivalents 14

Operating Revenues and Flight Hours by Line of Service Three Months Ended Revenue ($000s) 31-Dec-18 31-Mar-19 30-Jun-19 30-Sep-19 31-Dec-19 (a) Oil and gas: U.S. $ 33,876 $ 32,466 $ 33,270 $ 36,226 $ 37,462 International 13,357 13,616 14,499 14,740 13,655 Total oil and gas $ 47,233 $ 46,082 $ 47,769 $ 50,966 $ 51,117 Dry-leasing 2,938 3,463 4,287 4,250 3,911 Emergency response services 1,845 1,748 3,424 3,693 5,349 $ 52,016 $ 51,293 $ 55,480 $ 58,909 $ 60,377 Three Months Ended Flight Hours 31-Dec-18 31-Mar-19 30-Jun-19 30-Sep-19 31-Dec-19 Oil and gas:(a) U.S. 5,235 5,101 5,689 6,181 5,644 International 2,410 2,224 2,548 2,599 2,396 Total oil and gas 7,645 7,325 8,237 8,780 8,040 Emergency response services 90 76 110 144 120 7,735 7,401 8,347 8,924 8,160 Note: Flight hours exclude hours flown by helicopters in the dry-leasing line of service (a) Primarily oil and gas services, but also includes revenues and flight hours from utility services 15

Quarterly Reconciliation of Non-GAAP Financial Measures Quarterly Historical EBITDA and Adjusted EBITDA (US$ in thousands) 31-Dec-18 31-Mar-19 30-Jun-19 30-Sep-19 31-Dec-19 Net income (loss) $ (5,948) $ (6,085) $ 4,874 $ (2,059) $ (811) Depreciation 9,530 9,450 9,520 9,312 9,337 Interest income (818) (752) (934) (956) (845) Interest expense 3,485 3,461 3,432 3,464 3,517 Income tax expense (benefit) (1,609) (1,588) 1,394 515 (1,052) EBITDA $ 4,640 $ 4,486 $ 18,286 $ 10,276 $ 10,146 Special items 362 1,143 (10,174) 182 3,516 Adjusted EBITDA $ 5,002 $ 5,629 $ 8,112 $ 10,458 $ 13,662 Gains (losses) on asset dispositions, net (gains) losses 694 124 68 (754) (3,095) Adjusted EBITDA excluding (gains) losses $ 5,696 $ 5,753 $ 8,180 $ 9,704 $ 10,567 Note: See page 18 of this presentation for a discussion of Special Items 16

Era

Financial Highlights

($ millions)	Fiscal Year 2015		2016		2017		2018		2019
Revenue	$ 281.8	$	247.2	$	231.3	$	221.7	$	226.1
Operating expenses	171.5		169.9		167.4		151.5		154.5
G&A	42.8		36.2		42.1		45.1		38.3
Depreciation	47.3		49.3		45.7		39.5		37.6
Gains on asset dispositions	6.0		4.8		4.5		1.6		3.7
Litigation settlement proceeds	—		—		—		42.0		—
Loss on impairment	(1.9)		—		(117.0)		(1.0)		(2.6)
Operating income (loss)	24.3		(3.4)		(136.4)		28.1		(3.3)
Other income (expense)									
Interest income	1.2		0.7		0.8		2.0		3.5
Interest expense	(13.5)		(17.3)		(16.8)		(15.1)		(13.9)
Loss on sale of investment	—		—		—		—		(0.6)
Foreign currency gains (losses)	(2.6)		0.1		(0.2)		(1.0)		(0.5)
Gain on debt extinguishment	1.6		0.5		—		0.2		—
Gain on sale of FBO	12.9		—		—		—		—
	(0.3)		(16.0)		(16.2)		(13.9)		(11.5)
Income (loss) before taxes and equity earnings	24.0		(19.4)		(152.7)		14.2		(14.7)
Income tax expense (benefit)	14.1		(3.4)		(122.7)		2.9		(0.7)
Income (loss) before equity earnings	9.8		(16.0)		(30.0)		11.3		(14.0)
Equity earnings (losses)	(1.9)		1.1		1.4		2.2		9.9
Net income (loss)	$ 7.9	$	(14.9)	$	(28.6)	$	13.5	$	(4.1)
Net loss attributable to NCI in subsidiary	0.8		6.9		0.5		0.5		0.5
Net income (loss) attributable to Era Group	$ 8.7	$	(8.0)	$	(28.1)	$	13.9	$	(3.6)
Adjusted EBITDA [(a)]	$ 70.9	$	46.0	$	34.3	$	36.8	$	37.9
Adjusted EBITDA excluding gains [(a)]	$ 65.0	$	41.2	$	29.8	$	35.2	$	34.2

(a) Adjusted EBITDA is a non-GAAP measure. See next page for Adjusted EBITDA reconciliation to Net Income (Loss)

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Reconciliation of Non-GAAP Financial Measures

- Adjusted EBITDA reflects special items:
  - Executive severance adjustments of $0.6 million in 2017
  - A pre-tax gain of $12.9 million on the sale of the Company's FBO in Alaska in 2015
  - A pre-tax charge of $1.9 million on the impairment of goodwill in 2015
  - Net pre-tax gains of $1.6 million and $0.5 million on the extinguishment of debt due to the repurchase of a portion of the 7.75% Senior Notes in 2015 and 2016, respectively, and a loss of less than $0.1 million in 2019
  - Pre-tax impairment charges of $117.0 million, $1.0 million, and $1.6 million primarily related to the impairment of the Company's H225 model helicopters in 2017, 2018 and 2019, respectively
  - Adjustments of $2.0 million related to accounting for a tax program in Brazil and other non-cash accounting adjustments of $0.2 million in 2017
  - A gain on the extinguishment of debt related to a previously settled tax dispute in Brazil of $0.2 million in 2018
  - Non-routine litigation expenses related to the H225 helicopters of $5.5 million and $11.2 million in 2017 and 2018, respectively
  - Litigation settlement proceeds of $42.0 million in 2018
  - A $0.6 million loss on the sale of corporate securities in 2019
  - Equity earnings (losses) of ($1.9 million), $1.1 million, $1.4 million, $2.2 million and $9.9 million in 2014, 2015, 2016, 2017, 2018 and 2019, respectively
  - Pre-tax impairment charge of $1.0 million due to the impairment of an intangible asset related to the Company's Colombian subsidiary
  - Non-routine professional services fees related to the expected merger with Bristow of $1.5 million in 2019

Historical EBITDA and Adjusted EBITDA

	Fiscal Year				
(US$ in thousands)	**2015**	**2016**	**2017**	**2018**	**2019**
Net income (loss)	$ 7,899	$ (14,910)	$ (28,615)	$ 13,458	$ (4,081)
Depreciation	47,337	49,315	45,736	39,541	37,619
Interest income	(1,191)	(741)	(760)	(2,042)	(3,487)
Interest expense	13,526	17,325	16,763	15,131	13,874
Income tax expense (benefit)	14,117	(3,357)	(122,665)	2,940	(731)
EBITDA	$ 81,688	$ 47,632	$ (89,541)	$ 69,028	43,194
Special items	(10,754)	(1,610)	123,865	(32,208)	(5,333)
Adjusted EBITDA	$ 70,934	$ 46,022	$ 34,324	$ 36,820	37,861
Gains on asset dispositions, net ("gains")	(5,953)	(4,787)	(4,507)	(1,575)	(3,657)
Adjusted EBITDA excluding gains	$ 64,981	$ 41,235	$ 29,817	$ 35,245	$ 34,204

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Reconciliation of Free Cash Flow and Free Cash Flow Yields ($ thousands) 2015 2016 2017 2018 2019 Net cash provided by operating activities $ 44,456 $ 58,504 $ 20,096 $ 54,354 $ 27,553 Plus: Proceeds from disposition of property and equipment 25,328 28,609 9,392 29,590 13,252 Less: Purchases of property and equipment (60,050) (39,200) (16,770) (9,216) (6,558) Free Cash Flow $ 9,734 $ 47,913 $ 12,718 $ 74,728 $ 34,247 Plus: Non-routine litigation expenses — — 5,473 11,182 — Plus: Non-routine professional services fees — — — — 734 Less: Litigation settlement proceeds — — — (42,000) — Adjusted Free Cash Flow $ 9,734 $ 47,913 $ 18,191 $ 43,910 $ 34,981 Free Cash Flow yield 4.3% 13.5% 5.5% 39.3% 15.8% Adjusted Free Cash Flow yield 4.3% 13.5% 7.9% 23.1% 16.2% ERA equity market capitalization (in $mm) $ 229 $ 355 $ 229 $ 190 $ 216 st Note: Yield calculated as percentage of equity market capitalization on December 31 for each of the respective historical years 19